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                                                                    Exhibit 23.1
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ERNST & YOUNG


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Electric Fuel Corporation's Registration Statements on Form S-8 (Nos. 33-81044, 333-19753 and 333-74197) and Form S-3 (No. 333-95361) of our report, dated February 25, 2000 relating to the consolidated balance sheets of Electric Fuel Corporation as of December 31, 1999 and 1998 and the related consolidated statements of loss, changes in stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 1999 Annual Report on Form 10-K of Electric Fuel Corporation.


Tel-Aviv, Israel
March 16, 2000


                                         /s/ KOST, FORER & GABBAY
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                                                KOST, FORER & GABBAY
                                        A member of Ernst & Young international